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                                                               [ANDERSEN LOGO]

                                                                  EXHIBIT 23.1

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 1, 2002, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-30642, 333-56998, 333-67780, and 333-73492) and Registration Statement on
Form S-3 (File No. 333-53756). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.

                                                      /s/ Arthur Andersen LLP

Boston, Massachusetts
March 22, 2002